UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SCANA Corporation

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation or organization)

57-0784499

(I.R.S. Employer Identification Number)

100 SCANA Parkway, Cayce, South Carolina 29033; (803) 217-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald T. Lindsay, Esq.

Senior Vice President and General Counsel

SCANA Corporation

100 SCANA Parkway

Cayce, South Carolina 29033

(803) 217-8634

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

John W. Currie, Esq.

McNair Law Firm, P.A.

1221 Main Street, 18th Floor

Columbia, SC 29201

(803) 799-9800

Approximate date of commencement of proposed sale to the public: Upon the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

    Large accelerated filer ☒ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

Common stock	4,008,005 shares	$39.61	$158,757,078	$10,604

(1)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices of the registrant’s common stock on September 23, 2011 as reported on the New York Stock Exchange’s consolidated reporting system.

(2)	Pursuant to Rule 415(a)(6), this registration statement includes 2,508,005 shares of the registrant’s common stock previously registered by the registrant in registration statement No. 333-155702 for which a registration fee of $7,828 was remitted to the Commission and will continue to be applied to such shares. In accordance with Rule 415(a)(6), the offering of securities on registration statement No. 333-155702 is deemed terminated as of the date of effectiveness of this registration statement.

SCANA CORPORATION

100 SCANA Parkway

Cayce, South Carolina 29033

COMMON STOCK

SCANA INVESTOR PLUS PLAN

PROSPECTUS

SCANA Corporation (“SCANA”) hereby offers participation in its Investor Plus Plan (the “Plan”). The Plan is designed to provide investors with a convenient way to purchase shares of SCANA common stock and to reinvest in SCANA common stock all or a portion (not less than 10%) of the cash dividends paid on their SCANA common stock.

This prospectus relates to 4,008,005 shares of SCANA common stock registered for purchase pursuant to the Plan.

The Plan may purchase shares on the open market or directly from SCANA. The price of shares purchased on the open market for an investment date will be the weighted average purchase price (including commissions and any related service charges and taxes) of all shares purchased for the Plan for that investment date. The price of shares purchased directly from SCANA for an investment date will be the average of the high and low sales prices of SCANA common stock (for purchases other than pursuant to Requests for Waiver, the average on the trading day immediately preceding the investment date is used, and for purchases pursuant to Requests for Waiver, the average on the investment date is used).

SCANA common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol “SCG.”

Investing in SCANA common stock involves risks. See “Risk Factors” on page 15 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2011.

ABOUT THIS PROSPECTUS

When this prospectus uses the words “SCANA,” “we,” “us,” and “our,” they refer to SCANA Corporation, unless otherwise expressly stated or the context otherwise requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell shares of our common stock pursuant to the Plan. All shares of our common stock sold under the Plan will be sold under that registration statement.

This prospectus provides you with a general description of the Plan. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. Please carefully read this prospectus, together with the registration statement, the exhibits thereto and the additional information regarding us, our business and the risks we face in our business and operations before making an investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus and the documents incorporated by reference herein is accurate only as of the dates such information is or was presented, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not offering the common stock pursuant to the Plan in any state where the offer is not permitted. We utilize the services of a registered broker-dealer as necessary to effect securities transactions under the Plan.

PLAN FEATURES—FREQUENTLY ASKED QUESTIONS

The Plan offers a convenient and economical way to buy, hold and sell shares of SCANA common stock. Below are some frequently asked questions and answers about the Plan:

(1)	Who is eligible to participate in the Plan? Any United States resident may purchase shares through the Plan. Residents of some states will receive our information from a registered broker-dealer.

(2)	What is the minimum initial investment for the purchase of shares by a person who is not currently a SCANA stockholder? $250

(3)	What are our minimum and maximum cash investments? Our minimum cash investment is $25 per investment and our maximum is $100,000 in the aggregate per calendar year, except that we may waive the $100,000 limit on a case-by-case basis in our sole discretion (see “Requests for Waiver”). A fee (currently $25) will be charged against your Plan account for each check and bank draft that is returned by the bank for any reason.

(4)

How is the price of purchased shares determined? For shares purchased on the open market for an investment date, the price of your shares will be the weighted average purchase price of all shares purchased for the Plan that investment day. This will include brokerage commissions, any related service charges and taxes. For shares purchased directly from

SCANA other than pursuant to Requests for Waiver (see “Requests for Waiver”), we average (rounded to three decimal places) the high and low sales prices of SCANA common stock on the trading date prior to an investment date, as reported by MarketWatch for the trading hours of 9:30 a.m. to 4:00 p.m. New York time. For shares purchased on the open market, a commission is charged. The current commission charge is $0.06 per share, although such commission charge may be changed at any time. There is no commission charge if shares are purchased directly from SCANA. See “Requests for Waiver” for information regarding the prices at which shares purchased pursuant to a Request for Waiver are purchased.

(5)	What is the source of stock purchased through the Plan? At SCANA’s discretion, stock for the Plan will be purchased on the open market or directly from SCANA.

(6)

How often are shares purchased by the Plan? Except in the case of shares purchased pursuant to Requests for Waiver, the Plan invests in shares twice a month—usually on the 1st and 15th (or, if such days are not business days, the next business days). All cash received at least two business days prior to an investment date and all reinvested dividends are sent to the Plan’s custodian (currently Merrill Lynch) on the investment date. The Plan has no control over the date on which the custodian purchases shares on the open market. When shares are purchased directly from SCANA, the custodian purchases the shares on the date the funds are received by the custodian. We have schedules for the cash due dates and we will mail one to you upon request.

Shares purchased pursuant to Requests for Waiver are purchased as described in “Requests for Waiver.”

(7)	Is there a commission for selling shares through the Plan? Yes, a brokerage commission (currently $0.06 per share) is charged for selling shares through the Plan.

(8)	When are statements sent? Generally, we will mail you a statement every time you have activity in your account, such as a purchase, withdrawal or sale. In connection with purchases made pursuant to a Request for Waiver, we will mail you a statement at the end of the associated pricing period. Also, even if you have no activity in your account we always mail an annual statement in January of each year. You should keep your statements. You will need them for tax purposes. Duplicate statements may be ordered. There is a minimum charge for a duplicate statement, which covers the first hour of research; if more research time is required there will be a charge for each additional hour. See “Miscellaneous Plan Fees.”

(9)	Will SCANA send gift certificates? Absolutely. When you purchase shares for another person (or transfer shares from your own account to another person) and want us to mail a gift certificate, let us know. Christmas gift requests should be made before December 1.

(10)	Can you transfer shares from one account to another? Of course. We will mail the required form upon request. However, we will not transfer shares until they have been held in your Plan account for at least two weeks.

(11)	Will SCANA issue a stock certificate for shares in my Plan account? Yes. We will be happy to issue a stock certificate. Please notify us in writing when you want one. We do not issue certificates for partial shares. There is a charge to replace a lost or stolen stock certificate. The charge is $10, or two percent of the current market value, whichever is greater. No stock certificate will be issued for shares held in your account for less than two weeks. We recommend that you keep your stock certificates in a safe deposit box. SCANA will not charge for a stock certificate that is lost in the mail on its way to you, if the non-receipt claim is made within a year of the issuance date.

(12)	If shares are held in “street name” by a stockbroker, can they participate in the Plan? No. You must ask your stockbroker to have the shares issued to you in a stock certificate if you want the shares to participate in the Plan.

(13)	Are reinvested dividends taxable income? Yes. Even reinvested dividends are taxable income. We will mail you a 1099-DIV form or forms indicating your dividend income for the year.

(14)	Can you receive dividends in cash for shares held in a Plan account? You must reinvest at least 10% of the dividends that you receive on each share held in a Plan account, but the remainder of the dividends may be paid to you in cash. Just let us know how you want your dividends handled, and we will follow your instructions. We have a form which can be used for this purpose, which we will mail to you upon request or can be accessed in the “Investor Relations” area of SCANA’s Internet web site. The information on SCANA’s Internet web site is not incorporated by reference in this prospectus, and you should not consider it part of this prospectus.

MISCELLANEOUS PLAN FEES

Returned or declined check or bank draft	$25 per occurrence

Copies of paid checks	$10 per copy

Account research/history (duplication of details provided on statements)	$15 first hour, $10 each additional hour, per request

Replacement check	$10 each (no charge for first one)

The above fees are subject to change at any time, but we will notify you before making any change.

WHO ADMINISTERS THE PLAN

SCANA’s Shareholder Services Department administers the Plan, keeps the records and mails statements. Merrill Lynch, the current custodian, acquires, holds and sells the shares on behalf of Plan participants. The telephone numbers and address for Plan matters are shown in the box below.

TELEPHONE NUMBERS, MAILING ADDRESS, ETC.

FOR INFORMATION ABOUT THE SCANA INVESTOR PLUS PLAN:

SCANA’s Toll-Free Shareholder Services Number: (800) 763-5891

Shareholder Services Local Number: (803) 217-7817

Fax Number: (803) 217-7389

Any investments and all correspondence should be mailed to:

SCANA Corporation

Shareholder Services MC D131

Columbia SC 29218

Please include your account number or social security number on all checks and money orders and on all correspondence, as well as a telephone number where you can be reached during regular business hours.

You may obtain more information by visiting SCANA’s Internet web site at http://www.scana.com. The information on SCANA’s Internet web site is not incorporated by reference in this prospectus, and you should not consider it part of this prospectus.

WHO PAYS THE PLAN’S COSTS

We pay all of the administrative costs of the Plan. You will pay a brokerage commission and other costs when the Plan shares are purchased by the custodian on the open market. When the Plan buys the common stock directly from SCANA, you pay no brokerage commission. You will pay a brokerage commission if the Plan sells your common stock for you.

HOW TO ENROLL IN THE PLAN

If you are already a holder of SCANA common stock we will enroll your shares in the SCANA Investor Plus Plan when we receive your completed and signed authorization form (which we will mail to you upon request).

If you are already a stockholder you may:

(1)	reinvest all or part (not less than 10%) of the dividends paid on your SCANA common stock in additional shares of SCANA common stock;

(2)	make additional investments in SCANA common stock up to $100,000 per calendar year, subject to our ability to waive the $100,000 limit on a case-by-case basis in our sole discretion—see “Requests for Waiver” (the minimum investment we can accept is $25 and we can draft your bank account on a monthly basis if you want to make regular investments). We have a form for bank drafts; let us know if you need it;

(3)	send us your stock certificates for safekeeping in the Plan;

(4)	receive dividends on Plan shares by check or electronic deposit (we have a form for electronic deposit; let us know if you need it); and

(5)	purchase shares of SCANA common stock for family members or others and have gift certificates mailed to recipients.

If you are not currently a holder of SCANA common stock, we will establish your account (which will include all of the above features) when you send us an initial investment of at least $250 along with a completed enrollment form. Please notify us if you would like an enrollment form sent to you.

You may receive enrollment information from a broker-dealer rather than directly from SCANA. Some state securities laws require that a registered broker-dealer send information to their residents; therefore, a registered broker-dealer will forward the prospectus and enrollment form to residents of those states.

Below is some important information about dividend record dates and dividend payment dates that will affect reinvestment of your dividends. SCANA’s Board of Directors sets dividend record dates and payment dates on a quarterly basis;

however, the following approximate dates have generally applied in the past:

Record Date	Payment Date
around December 10	around January 1
around March 10	around April 1
around June 10	around July 1
around September 10	around October 1

If your account is enrolled for reinvestment of dividends before a record date, your dividends can be reinvested on the next dividend payment date. For instance, if you enroll prior to December 10, your January 1 dividend can be reinvested. We will confirm receipt of your enrollment form.

What about “street name” accounts? If your SCANA common stock is held by a stockbroker in “street name,” you must have the stockbroker have the stock issued to you in your own name if you want the shares to participate in the Plan.

We will gladly mail you an enrollment form if you are not already a stockholder or an authorization form if you are currently a stockholder. If you would like to have either mailed to you, call us at (800) 763-5891.

CASH INVESTMENTS

You may purchase additional shares of SCANA common stock with cash investments. Once you are enrolled in the Plan, you may send investments to SCANA of at least $25 per investment and not more than $100,000 in the aggregate per calendar year, except that we may waive the $100,000 limit on a case-by-case basis in our sole discretion (see “Requests for Waiver”). All checks are subject to collection by SCANA and must be in United States dollars. A fee (currently $25) will be charged against your Plan account for each check or bank draft that is returned or declined by the bank for any reason.

Investments other than pursuant to Requests for Waiver may be made by check, money order or bank draft (automatic monthly debit of your bank account). Checks or money orders should be made payable to SCANA Agent. Please contact us if you are interested in the bank draft option. The minimum investment of $25 also applies to your bank draft.

Investments pursuant to Requests for Waiver must be made by wire transfer.

You will not be paid interest on your cash investments that are received prior to the purchase of shares; therefore, you should send your investments to be received as close to the investment due date as possible. The investment due date is two full business days prior to the investment date, except for an investment made pursuant to a Request for Waiver, for which the investment is due at 1:00 p.m. Eastern Time on the business day immediately preceding the first day of the pricing period associated with the Request for Waiver (see “Requests for Waiver”).

If your check or other investment is returned because of insufficient funds or any other reason, we will sell the shares purchased for you and enough additional shares to cover the applied fee of $25. The sale will be reported to the Internal Revenue Service, as required. You may have a tax liability as a result of the sale.

SCANA will refund your investment upon request if the request is received at least three business days prior to the investment date.

If you purchase shares through the Plan and fail to specify whether or not you want the dividends paid in cash or reinvested, we will reinvest the dividends earned by these shares.

DATES WHEN SHARES ARE PURCHASED

Investment Dates: Around the 1st and 15th of every month for purchases other than pursuant to Requests for Waiver.

We send cash to the custodian twice monthly, usually on the 1st and 15th. Of course, all these dates are subject to adjustment for weekends and holidays. We must have all funds in hand at least two FULL business days prior to the investment date, except in the case of an investment pursuant to a Request for Waiver, in which case we must have all funds in hand no later than 1:00 p.m. Eastern Time on the business day immediately preceding the first day of the pricing period associated with the Request for Waiver (see “Requests for Waiver”). If you would like to have a list of the investment due dates and investment dates, let us know, and we will mail it to you. We process bank drafts on the 25th of the month, and all bank draft investments are sent to the custodian on the first of the month. The Plan has no control over the dates on which the custodian purchases shares on the open market. When shares are purchased directly from SCANA, the custodian purchases the shares on the date the funds are received by the custodian.

See “Requests for Waiver” for a description of purchases pursuant to Requests for Waiver.

REQUESTS FOR WAIVER

If you wish to make an optional cash payment, including an initial cash payment, in excess of $100,000 per year and be eligible for a potential discount from the market price, you must obtain our prior written approval. If you are interested in obtaining such approval, you must submit a Request for Waiver. We will accept Requests for Waiver only during certain periods, which we will post in the “Investor Relations” area of our web site on the first business day of every month. A Request for Waiver Form and an enrollment form (if you are not currently a Plan participant), are available on SCANA’s Internet web site if you wish to submit a Request for Waiver during one of those periods. The information on SCANA’s Internet web site is not incorporated by reference in this prospectus, and you should not consider it part of this prospectus. Completed Request for Waiver forms should be transmitted to us using the method indicated on the form. We will notify you as to whether your Request for Waiver has been granted, either in whole or in part. If the Request for Waiver is granted in part, we will advise you of the maximum amount that will be accepted from you in connection with the purchase. If a request is approved, we must receive the funds for the purchase prior to or on the applicable date specified by us for the relevant pricing period (which typically will be by 1:00 p.m., Eastern Time, one business day prior to the applicable pricing period). If you do not receive a response from us in connection with a Request for Waiver, we will be deemed to have denied the request.

We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash payments in excess of $100,000 made by one or more participants in the Plan, at any time and from time to time, prior to the granting of any Request for Waiver. For more information regarding a particular pricing period (including applicable pricing period start dates), please contact us.

We have the sole discretion whether to approve any request to make an optional cash payment in excess of the $100,000 annual maximum. We may approve Requests for Waiver in order of receipt or by any other method that we determine to be appropriate. We also may determine the amount that may be invested pursuant to a waiver. In deciding whether to approve a Request for Waiver, we may consider, among other things, the following factors:

•	whether, at the time of such request, the Plan is acquiring shares of common stock directly from us or in the open market;

•	our need for additional funds;

•	our desire to obtain additional funds through the sale of common stock as compared to other sources of funds;

•	the purchase price likely to apply to any sale of common stock;

•	the extent and nature of your prior participation in the Plan;

•	the number of shares of common stock you hold; and

•	the total amount of optional cash payments in excess of $100,000 per year for which Requests for Waiver have been submitted.

Pricing of Shares Purchased Pursuant to a Request for Waiver

Shares purchased pursuant to a Request for Waiver will be purchased directly from us and not on the open market. Purchases of shares made pursuant to a Request for Waiver will be priced as follows:

•

Investments for which a Request for Waiver has been approved will be made subject to a “pricing period,” which generally will consist of one to 10 separate days during which trading of our common stock is reported on the NYSE. Each of these separate days will be an “investment date,” and an equal proportion of the optional cash payment will be invested on each trading day during such pricing period, subject to the qualifications listed below. The purchase price for shares acquired on a particular investment date will be equal to the average of the high and low sales prices, rounded to three decimal places, of our common stock as reported by MarketWatch for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, less any applicable discount. For example, if an optional cash payment of $500,000 is made pursuant to a Request for Waiver and the pricing period is 10 days, the number of shares will be calculated for each day of the pricing period by taking a pro rata portion of the total optional cash payment for each day of the pricing period, which would be $50,000, and dividing it by the average of the high and low sales prices, rounded to three decimal places, of our common stock as reported by MarketWatch for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, less any applicable discount. Funds for an optional cash payment made pursuant to a Request for Waiver must be received by us by wire transfer not later than 1:00 p.m., Eastern Time, on the business day immediately preceding the first day of the pricing period.

•

We may establish a minimum, or “threshold,” price for any pricing period that the volume-weighted average price, rounded to three decimal places, of our common stock must equal or exceed during each trading day of the pricing period for investments made pursuant to a Request for Waiver. If the threshold price is not satisfied for a trading day in the pricing period, then we will exclude from the pricing period such trading day and refund that day’s proportional investment amount. For example, if the threshold price is not met for two of the trading days in a 10-day pricing period, then we will return 20% of the funds submitted in connection with a Request for Waiver, without interest, unless we have activated the pricing period extension feature for the pricing period, as described below. We are not required to notify you that a threshold price has been established for any pricing period. The establishment of the threshold price and the possible return of a portion of the payment applies only to optional cash payments exceeding $100,000 per year made pursuant to Requests for Waiver. Setting a threshold price for a pricing period will not affect the setting of a threshold price for any other pricing period. We may waive our right to set a threshold price for any particular pricing period.

•

For each pricing period, we may establish a discount from the market price for shares purchased pursuant to a Request for Waiver. This waiver discount, if any, will range from 0% to 4% of the purchase price and may vary for each pricing period. The waiver discount, if any, will be established in our sole discretion after a review of current market conditions, the level of participation in the Plan, the attractiveness of obtaining additional funds through the sale of common stock as compared to other sources of funds and our need for additional funds. Setting a waiver discount for a particular pricing period will not affect the setting of a waiver discount for any subsequent pricing period. The waiver discount, if any, will apply only to the portion of the optional cash payment that exceeds the $100,000-per-year threshold.

•

We may elect to activate for any particular pricing period a pricing period extension feature that will provide that the initial pricing period be extended by the number of days that the threshold price is not satisfied, subject to a maximum of five trading days. If we elect to activate the pricing period extension feature and the threshold price is satisfied for any additional day that has been added to the initial pricing period, that day will be included as one of the trading days for the pricing period instead of the day on which the threshold price was not met. For example, if the determined pricing period is 10 days, and the threshold price is not satisfied for three out of those 10 days in the initial pricing period, and we had previously announced that the pricing period extension feature was activated, then the pricing period will be automatically extended, and if the threshold price is satisfied on the next three trading days (or a subset thereof), then those three days (or subset thereof) would become investment dates instead of the three days on which the threshold price was not met. As a result, because there were 10 trading days during the initial and extended pricing periods on which the threshold price was satisfied, all of the funds that were included with a Request for Waiver would be invested.

•

Newly issued shares purchased pursuant to a Request for Waiver will be posted to your account within two business days of each separate investment date beginning on the first investment date in the relevant pricing period and ending on the final investment date in the relevant pricing period, with an equal amount being invested on each day, subject to the qualifications set forth above.

TWO-WEEK HOLDING PERIOD

Shares purchased through the Plan, other than pursuant to a Request for Waiver, may not be sold or issued in certificate form until the shares have been held in your Plan account for two weeks.

SUMMARY OF IMPORTANT DATES

Dividend Record Date: If you own stock on a record date, you will receive the next dividend payment.

Dividend Payment Date: Date the dividend is paid.

Investment Dates: Twice a month, usually on the 1st and 15th, for investments other than pursuant to Requests for Waiver. Varies for investments pursuant to Requests for Waiver. See “Requests for Waiver.”

Investment Due Date: For investments other than pursuant to Requests for Waiver, two full business days prior to the investment date. For investments pursuant to Requests for Waiver, 1:00 p.m., Eastern Time, on the business day immediately preceding the applicable pricing period.

Sale Dates: We sell shares at least once every week.

PRICE OF PURCHASED SHARES

The price of shares purchased on the open market for any investment date will be the weighted average of the purchase prices, including a brokerage commission, any related service charges and applicable taxes, for all shares purchased for the Plan for that investment date.

The price of shares purchased directly from SCANA for an investment date will be the average of the high and low sales prices of our common stock, rounded to three decimal places, on the New York Stock Exchange as reported by MarketWatch for the trading hours of 9:30 a.m. to 4:00 p.m. New York time. For purchases other than pursuant to Requests for Waiver, the average on the trading day immediately preceding the investment date is used, and for purchases pursuant to Requests for Waiver, the average on the investment date is used.

As you know, the price of common stock fluctuates daily, and we have no control over this. You must bear the market risk associated with fluctuations in the price of common stock.

We allocate shares to three decimal places, so be aware that there will usually be a partial share in your Plan account. This practice allows full investment of your dividends and cash investments.

PLAN STATEMENTS

We mail statements as follows:

(1)	after each quarterly dividend is paid;

(2)	after investments on the 1st and 15th of the month for those who send in cash investments other than pursuant to a Request for Waiver;

(3)	after the end of the applicable pricing period for those who send in a cash investment pursuant to a Request for Waiver;

(4)	after any other account activity such as a sale or withdrawal of shares; and

(5)	in January of each year.

The statements show the date of each purchase, the amount invested, the share price paid and the number of shares purchased with each investment, as well as the accumulated total shares held in your Plan account. The statements also show any withdrawals or sales.

You should keep your statements for tax purposes. Statements give you the original cost of the shares. You will need this cost basis to determine gain or loss if you sell your shares. Duplicate statements may be ordered. There is a minimum charge (currently $15) for a duplicate statement. This charge covers the first hour of research. If more time is required there will be a charge (currently $10) for each additional hour.

Your certificated shares (shares represented by actual stock certificates) will show on your statements reflecting dividend reinvestments and on statements mailed to you when you make optional cash payments. The certificated shares will NOT show on statements issued at other times.

You may detach the bottom portion of any statement and use it to send instructions to us. Our address is on the left side of the statement. Be sure to sign any instructions sent to us.

We will mail to you a 1099-DIV form or forms by January 31 of each year reporting the SCANA dividends received by you during the prior year. In addition, if you sell shares through the Plan, we will mail you a 1099-B reporting the sales proceeds. All 1099-DIV and 1099-B forms will be filed with the IRS. You will need these forms for your income tax records.

HOW TO DEPOSIT SHARES INTO THE PLAN

You may deposit your certificated shares of SCANA common stock into the Plan by completing a Certificate Safekeeping Form and, if you are not a Plan participant, an enrollment form, and delivering your certificates and the Certificate Safekeeping Form along with the enrollment form to SCANA. Deposited shares will be credited to your Plan account. Dividends paid on shares of common stock deposited into your Plan account will be reinvested in common stock unless you notify us otherwise on the enrollment form, the Certificate Safekeeping Form, or a Sale/Withdrawal/Change Form, as applicable. We recommend that you use certified mail and insure the certificates against loss.

HOW TO OBTAIN SHARE CERTIFICATES

You may obtain a stock certificate for any or all of the whole shares held in your Plan account at any time without charge, except that no stock certificates will be issued representing shares held in your Plan account for less than two weeks, other than pursuant to a Request for Waiver. We do not issue certificates for partial shares.

Withdrawal of shares from a Plan account requires notification in writing signed by all account owners. You may use the bottom of any statement for this purpose, write a letter, or request a withdrawal form.

If you request withdrawal of all your shares between a dividend record date and the payment date, there will be a delay until after payment of the dividend before the shares can be sent to you.

There is a charge to replace a lost or stolen stock certificate. The cost is currently $10 or two percent of the current market value, whichever is greater. We recommend that you keep your stock certificates in a safe deposit box. SCANA will not charge for a stock certificate that is lost in the mail on its way to you, if the non-receipt claim is made within a year of the issuance date.

SALE OF SHARES

We will sell your Plan shares for you if you notify us in writing; however, no shares may be sold until they have been held in your Plan account for at least two weeks. We do not take telephone requests to sell shares, and we require signatures of all owners to sell shares.

If you want us to sell your certificated shares, you must send the stock certificates to us with instructions to sell signed by all owners of the stock. We also have a form which instructs us to sell certificated shares. Let us know if you need one. Please mail stock certificates by certified or registered mail for safety.

We sell shares once a week. If you want specific details about when sales are being processed during any given week, call us at (800) 763-5891.

We sell shares on the open market at prevailing market prices. The price you will receive for your shares is the weighted average sales price of all shares sold by the custodian on the day of sale minus any brokerage commission. We will mail the proceeds of your sale to you by first class mail. Sales are reported at year-end to both you and the Internal Revenue Service.

The custodian has total authority over when shares are sold. This timing cannot be influenced by SCANA or the participant, and you must bear the market risk associated with fluctuations in the price of common stock. If you want to negotiate the price at which your shares are to be sold, it will be necessary for you to request a stock certificate and engage the services of a stockbroker to handle the sale for you. We will sell partial shares only if you sell all your shares.

If you request the sale of all your shares between a dividend record date and the dividend payment date, the sale will be delayed until after payment of the dividend. (For example, if we receive your request on September 15 to sell all your shares, the sale will not be processed until after October 1.)

We will replace an uncashed check once at no charge. Replacements thereafter will cost $10 each and will be sent only following our receipt of the replacement fee.

TRANSFER OF SHARES

We will transfer shares for you at no cost. You may:

(1)	transfer shares to an existing Plan account; or

(2)	establish a new Plan account; or

(3)	have a stock certificate issued in another person’s name.

At the time of your request, please provide the name, address and social security number of the person receiving the shares. We will not transfer partial shares unless you are transferring all of the shares in your Plan account to another Plan account, and we will not transfer shares unless they have been held in your Plan account for at least two weeks.

All transfers require the MEDALLION guaranteed signatures of all account owners. Most banks and stockbrokers can MEDALLION guarantee your signature. Our transfer forms have complete instructions. Call us at (800) 763-5891 for a transfer form. We will mail a gift certificate for shares transferred to a new (or existing) Plan account if you request it.

CHANGING YOUR ENROLLMENT STATUS OR TERMINATING PARTICIPATION

You can change your enrollment status at any time. You may decide to stop reinvesting all your dividends and reinvest only part of them, or you may decide you would rather have your dividends paid to you by check or electronic deposit. You must notify us in writing if you want to change your enrollment status, and all owners must sign each request. We have a form you may use to make a change in your enrollment status. We will mail it to you upon request.

Any request for change of status received between a dividend record date and the dividend payment date will be delayed until after payment of the dividend.

You may terminate your participation in the Plan at any time by notifying us in writing. We can mail you a certificate for all whole shares in your Plan account and a check representing the sale of the partial share, or we can sell all the shares for you. This, too, requires notification in writing signed by all owners. You can use the bottom of your statement for this notification or write us a letter, or we can mail you a form for this purpose.

If you decide to terminate your participation in the Plan between the dividend record date and the dividend payment date, there will be a delay until after the dividend is paid and the resulting shares are posted to your account. Also, no termination will be processed until after all shares in your Plan account have been held in the account for at least two weeks.

SCANA may terminate your participation in the Plan at any time upon prior notice to you.

DEATH OF A PLAN PARTICIPANT

Upon receipt of notification of your death, we will close your Plan account as soon as practicable consistent with the last paragraph of the foregoing section and mail a stock certificate evidencing the shares in your Plan account plus a check representing the sale of the partial share to your address of record. We also will mail complete, easy-to-understand instructions so that the legal representative of your estate, or the joint owner of your shares, may transfer the shares to a new registration.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF PLAN PARTICIPATION

You are advised to consult your own advisor regarding the U.S. federal income tax consequences of participation in the Plan. The following summary of certain U.S. federal income tax consequences is not a comprehensive summary of all tax considerations that may be relevant to a Plan participant and is for general information only.

Dividends paid by SCANA Corporation are considered taxable income whether paid in cash or reinvested. Any dividends paid to you in cash or reinvested for you will be reported shortly after the end of the year to you and the Internal Revenue Service.

If you make optional cash investments that are subject to a waiver discount, you may be treated as receiving a dividend equal to the discount. The tax treatment of a waiver discount is unclear, and you should consult your tax advisor to determine how you should treat the waiver discount for tax purposes.

You will not realize a gain or loss for U.S. federal income tax purposes on the transfer of shares to the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize a gain or loss on the sale of any of your shares (including the receipt of cash for a fractional share) held in the Plan. The amount of gain or loss generally will be the difference between the amount you realize from the sale of the shares and your tax basis in those shares.

Such gain or loss on the sale of whole or fractional shares will be long-term or short-term depending on your holding period for the shares. Your holding period for shares acquired through the Plan will begin on the day after the date the shares are credited to your account.

Your tax basis in shares acquired through the Plan, whether with reinvested dividends or with cash payments, will generally equal the amount paid for the shares, including any brokerage fee or commission, plus, to the extent applicable, the amount of any dividend that you are treated as having received as a result of any waiver discount. The tax basis of shares acquired after January 1, 2012 will be reported by us in accordance with new U. S. Treasury Department regulations. We expect that the default method of determining cost basis will be FIFO – First In, First Out. In order to determine the tax basis of your shares acquired through the Plan, you should retain all of your transaction statements.

Dividends on shares and proceeds from the sale of shares held in the Plan generally will be subject to backup withholding tax (currently at a rate of 28%) unless you provide a properly completed IRS Form W-9 to us. Only the amount of dividends net of any withholding tax will be available for reinvestment under the Plan. Any amount withheld as backup withholding tax will be allowable as a refund or credit against your U. S. Federal income tax liability.

Dividends on shares held by non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax (currently at a rate of 30%). The withholding tax may be reduced or eliminated by treaty between the U.S. and the country in which the stockholder resides, if the stockholder provides appropriate documentation to claim the benefit of the treaty. Only the amount of dividends net of any withholding tax will be available for reinvestment under the Plan.

Since each stockholder’s financial situation is different, you should consult your individual tax advisor concerning any tax questions you may have about Plan participation.

STOCK SPLITS, STOCK DIVIDENDS AND RIGHTS OFFERINGS

Any stock dividends or split shares distributed by SCANA on your Plan shares will be added to your account. Dividends earned by these shares will be reinvested unless you notify us to the contrary. If SCANA should determine to offer securities through a rights offering, you will receive rights based upon the total number of whole shares in your account.

VOTING RIGHTS

You have the right to exercise all voting rights for the whole shares credited to your Plan account. You may vote in person or by proxy. Your proxy card will show the number of shares you own including both your Plan shares and any certificated or book-entry shares registered in the exact same name and social security number.

If no instructions are received on your signed and dated proxy card, all your shares will be voted in accordance with recommendations of SCANA’s management. If you do not return the proxy card or don’t sign it, your shares will not be voted.

LIABILITY LIMITATION

Neither SCANA nor the Plan’s custodian will be liable for any act (or omission to act) done in good faith. This applies without limitation to the prices at which your shares are purchased or sold, when purchases or sales are made and the fluctuations in market price.

You are cautioned that this prospectus does not represent a change in SCANA’s dividend policy or a guarantee of future dividends. Dividends depend upon SCANA’s earnings, financial requirements, governmental regulations and other factors.

You must recognize that neither SCANA nor the custodian can assure you of a profit or protect you against a loss on shares of common stock purchased or sold through the Plan.

CHANGES TO THE PLAN

SCANA reserves the right to amend, modify or terminate the Plan at any time in whole or in part. Notice of any such amendment, modification or termination will be mailed to you. If the Plan is terminated by SCANA, we will mail certificates to you for the whole shares along with a check for sale of the partial share.

ACCEPTANCE OF TERMS AND CONDITIONS OF THE PLAN BY PARTICIPANTS

The terms and conditions of the Plan and its operation are governed by the laws of the State of South Carolina. When you complete and sign the enrollment form or the authorization form, you are bound by the provisions of the Plan, any subsequent Plan amendments and all actions taken by SCANA and the custodian in operating the Plan. This also applies to heirs, executors, administrators and legal representatives of Plan participants.

DESCRIPTION OF SCANA AND SUBSIDIARIES

SCANA is an energy-based holding company which, through its subsidiaries, engages principally in electric and natural gas utility operations and other energy-related businesses.

SCANA is a South Carolina corporation with general business powers, and was incorporated on October 10, 1984. SCANA’s principal executive office is located at 100 SCANA Parkway, Cayce, South Carolina 29033, telephone (803) 217-9000, and its mailing address is 220 Operation Way, Cayce, South Carolina 29033-3701.

Regulated Utilities

SCANA operates its regulated utility businesses in North Carolina and South Carolina through wholly-owned subsidiaries. The following is a discussion of SCANA’s principal regulated utility subsidiaries.

South Carolina Electric & Gas Company (“SCE&G”). SCE&G is a public utility engaged in the generation, transmission, distribution and sale of electricity and the purchase, sale and transportation, primarily at retail, of natural gas in South Carolina.

PSNC Energy. PSNC Energy is a public utility engaged primarily in purchasing, selling, transporting and distributing natural gas to residential, commercial and industrial customers in North Carolina.

Carolina Gas Transmission Corporation (“CGT”). CGT is an open access, transportation-only interstate pipeline company that transports natural gas in southeastern Georgia and in South Carolina.

Principal Nonregulated Business

SCANA Energy Marketing, Inc. (“SEMI”). SEMI markets natural gas primarily in the southeastern United States, and provides energy-related risk management services to producers and customers. A division of SEMI, SCANA Energy, markets natural gas in Georgia’s deregulated natural gas market.

The information above concerning SCANA and its subsidiaries is only a summary and does not purport to be comprehensive. For additional information concerning us and our subsidiaries, you should refer to the information described in “Where You Can Find More Information.”

RISK FACTORS

Investing in our common stock involves risks. In deciding whether to invest in our securities, you should carefully consider those risk factors included in Item 1A, “Risk Factors,” of our most recent annual report filed with the SEC on Form 10-K, as supplemented by our most recent quarterly report filed with the SEC on Form 10-Q, each of which is incorporated herein by reference, together with all of the other information presented in this prospectus and the documents we have incorporated by reference. Each of these factors could materially adversely affect our operations, financial results and the market price of our securities.

USE OF PROCEEDS

If shares of common stock are purchased directly from SCANA, the net proceeds will be used for financing capital improvements and general corporate purposes.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus by reference from SCANA’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of SCANA’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters have been reviewed by Ronald T. Lindsay, Esq., our Senior Vice President and General Counsel, and such statements are made upon the authority of such counsel as an expert. At September 20, 2011, Mr. Lindsay owned beneficially 1,217 shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You may also read and copy our SEC filings at The New York Stock Exchange offices at 20 Broad Street, New York, New York 10005.

This prospectus does not repeat important information that you can find in our registration statement and in the reports and other documents which we file with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede some of this information. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2010; our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 (as amended by Amendment No. 1 filed on August 3, 2011) and June 30, 2011; our Current Reports on Form 8-K filed on January 13, 2011 (as amended on April 21, 2011), January 28, 2011, February 16, 2011, April 26, 2011 (as amended on August 11, 2011), and May 6, 2011; the description of our common stock contained in our Registration Statement under the Exchange Act on Form 8-B dated November 6, 1984, as amended May 26, 1995, and any future filings (other than information in such documents that is deemed not to be filed) made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

You may request a copy of our SEC filings at no cost by writing or telephoning us at the following address or phone number, as the case may be:

Investor Relations Manager

Investor Relations—B125

SCANA Corporation

220 Operation Way

Cayce, South Carolina 29033-3701

(803) 217-6642

You may obtain more information by visiting SCANA’s Internet web site at http://www.scana.com. The information on SCANA’s Internet web site is not incorporated by reference in this prospectus, and you should not consider it part of this prospectus.

IF THERE ARE INCONSISTENCIES

As you read the above documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document.

4,008,005 Shares

Common Stock

SCANA INVESTOR PLUS PLAN

PROSPECTUS

September 30, 2011

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission filing fee	$18,432
Printing and delivery expense	*20,000
Blue sky and legal fees and expenses	*20,000
Accounting services	*12,000
Miscellaneous	*4,568

Total	$75,000

*Estimated

Item 15. Indemnification of Directors and Officers.

The South Carolina Business Corporation Act of 1988 permits indemnification of the registrant’s directors and officers in a variety of circumstances. Under Sections 33-8-510, 33-8-550 and 33-8-560 of the South Carolina Business Corporation Act of 1988, a South Carolina corporation is authorized generally to indemnify its directors and officers in civil or criminal actions if they acted in good faith and reasonably believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. In addition, the registrant carries insurance on behalf of directors, officers, employees or agents. The registrant’s restated articles of incorporation provide that no director of the registrant shall be liable to the registrant or its shareholders for monetary damages for breach of his or her fiduciary duty as a director occurring after April 26, 1989, except for (i) any breach of the director’s duty of loyalty to the registrant or its shareholders, (ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) certain unlawful distributions or (iv) any transaction from which the director derived an improper personal benefit.

The registrant has entered into an indemnification agreement with each of its directors and certain of its officers. The indemnification agreements generally provide that the registrant will indemnify each of the covered directors and officers for claims arising in such person’s capacity as a director, officer, employee or other agent of the registrant or its subsidiaries, provided that, among other things, such director and/or officer acted in good faith and with a view to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable grounds for believing that his or her conduct was unlawful. The indemnification agreements also provide for payment for or reimbursement of reasonable expenses incurred by an indemnitee who is a party to a proceeding in advance of final disposition of the proceeding under certain circumstances.

Item 16. Exhibits.

Exhibits required to be filed with this registration statement are listed in the exhibit index immediately following the signature page. Certain of such exhibits which have heretofore been filed with the Securities and Exchange Commission and which are designated by reference to their exhibit numbers in prior filings are hereby incorporated herein by reference and made a part hereof.

Item 17. Undertakings.

(a)        The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)        to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cayce, State of South Carolina, on September 30, 2011.

SCANA Corporation

(Registrant)

By: /s/ W. B. Timmerman

        W. B. Timmerman

        Chairman of the Board, Chief Executive Officer and

        Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

(i)	Principal executive officer:

By:	/s/ W. B. Timmerman
Name & Title:	W. B. Timmerman, Chairman of the Board, Chief Executive
Officer and Director
Date:	September 30, 2011

(ii)	Principal financial officer:

By:	/s/ J. E. Addison
Name & Title:	J. E. Addison, Senior Vice President and Chief Financial Officer
Date:	September 30, 2011

(iii)	Principal accounting officer:

By:	/s/ J. E. Swan, IV
Name & Title:	J. E. Swan, IV, Controller
Date:	September 30, 2011

(iv)	Other Directors:

*B. L. Amick; J. A. Bennett; S. A. Decker; D. M. Hagood; K. B. Marsh; J. W. Martin, III; J. M. Micali; L. M. Miller; J. W. Roquemore; M. K. Sloan; and H. C. Stowe

*Signed on behalf of each of these persons by R. T. Lindsay, Attorney-in-Fact:

By:	/s/ R. T. Lindsay
Date:	September 30, 2011

EXHIBIT INDEX

Exhibit No.	Description

4.01	Restated Articles of Incorporation of SCANA Corporation as adopted on April 26, 1989 (Filed as Exhibit 3-A to Registration Statement No. 33-49145 and incorporated by reference herein)

4.02	Articles of Amendment adopted on April 27, 1995 (filed as Exhibit 4-B to Registration Statement No. 33-62421 and incorporated by reference herein)

4.03	Articles of Amendment effective April 25, 2011 (Filed as Exhibit 4.03 to Registration Statement No. 333-174796 and incorporated by reference herein)

4.04	Bylaws of SCANA Corporation as amended and restated as of February 19, 2009 (Filed as Exhibit 4.04 to Registration Statement No. 333-174796 and incorporated by reference herein)

4.05	SCANA Investor Plus Plan, effective as of September 30, 2011 (Filed herewith)

5.01	Opinion re legality (Filed herewith)

23.01	Consent of Deloitte & Touche LLP (Filed herewith)

23.02	Consent of Ronald T. Lindsay (Included in Exhibit 5.01)

24.01	Power of Attorney (Filed herewith)